                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2001
                                                 ---------------


                           MICROSTRATEGY INCORPORATED
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-24435              51-0323571
------------------------------       -----------       ------------------
(State or Other Jurisdiction         (Commission       (IRS Employer
     of Incorporation)               File Number)      Identification No.)

1861 International Drive, McLean, Virginia            22102
---------------------------------------------------------------------------
(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code:   (703) 848-8600
---------------------------------------------------------------------


                      8000 Towers Crescent Drive, Vienna,
                                Virginia 22182
         ____________________________________________________________
         (Former Name or Former Address, if Changed since Last Report)

Item 5.  Other Events.

     On April 30, 2001, the Registrant issued a press release announcing its financial results for the three month period ended March 31, 2001, and providing additional outlook and financial guidance information. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

EXHIBIT           DESCRIPTION

  99.1 Press Release regarding the Registrant's first quarter financial results, dated as of April 30, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MicroStrategy Incorporated
                                       (Registrant)

                                 By: /s/ Eric F. Brown
                                    ------------------------------
                                 Name:  Eric F. Brown
                                 Title:  President and Chief Financial
                                         Officer

Date:  May 2, 2001

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Bill Chatterton
MicroStrategy Incorporated
(703) 848-8600
IR@microstrategy.com
--------------------



               MicroStrategy Announces First Quarter 2001 Results

   Company Reports Revenue of $51.4 Million and a Reduction in Pro Forma Net
                          Operating Loss of 33 Percent

     VIENNA, Va., April 30, 2001 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced results for the three month period ended March 31, 2001, which was the first quarter of its 2001 fiscal year.

     The Company reported revenues for the first quarter of 2001 of $51.4 million compared to $50.6 million in the first quarter of 2000. The Company reported a pro forma net operating loss, which excludes certain charges, for the first quarter of 2001 of $23.7 million, or $0.29 per share. This compares with a pro forma net operating loss, also excluding certain charges, for the first quarter of 2000 of $35.4 million or $0.45 per share.

     "MicroStrategy is pleased to announce a 33 percent improvement in our pro forma operating results, while posting an increase in revenue from the first quarter of last year during a turbulent time in the technology industry," said Michael J. Saylor, chairman and CEO of MicroStrategy Incorporated. Eric F. Brown, president and chief financial officer of MicroStrategy Incorporated, added, "We have successfully taken steps to restructure our business and improve our operating cost structure. The Q1 2001 results reflect continued improvement in this area."

Highlights for the first quarter 2001 include:

     Added 79 new customers
     New customers include: Charter Communications, Chubb & Son, Deutsche Boerse, Federal Election Commission, Ford, Quintiles, Rite Aid and Unisys.

     Signed agreements with 21 OEM's and systems integrators

     Agreements include: Informatica, Annuncio, Fujitsu, Razorfish, Helix, Acumen, Orizon, Watlett, Novara Comp, Integrated Systems Management, Mascon IT, Tata Infotech Limited, RSI, Great Lakes Technology, eJiva, Iconnix, Performance Retail, Inc. and Conchango.

Informatica incorporated the MicroStrategy 7(TM) business intelligence platform as the front-end presentation layer of its newly released Informatica eMarketplace analytic application. Informatica eMarketplace helps operators of B2B marketplaces provide buyers and suppliers with insight into market dynamics, customer buying patterns and pricing trends.

Announced the beta version of MicroStrategy 7.1(TM)

This new release broadens the MicroStrategy 7 business intelligence platform into the mainstream query and reporting market. It enhances the platform's open, non-proprietary interfaces to permit developers to easily embed MicroStrategy-enabled intelligence into any solution or application.

  - Enhanced web query & reporting: MicroStrategy 7.1 offers a full range of Web-based interfaces specifically designed for query and reporting. Companies can choose the interface that best fits their needs from three levels of functionality, from basic report interaction to the most advanced analysis. In addition, MicroStrategy 7.1 supports DHTML technology for web interfaces that are not only lightweight and browser independent, but also as interactive and powerful as traditional desktop applications.

  - OLAP Provider: This component of the MicroStrategy 7.1 platform provides standards for third party tools such as Cognos(R) PowerPlay(R), Microsoft(R) Excel 2000 and ODBO-compliant software from companies such as Business Objects(R) and Brio(R), to access the scalable MicroStrategy 7 business intelligence platform. Users preferring third-party interfaces may now access the more robust MicroStrategy engine to answer questions other BI vendor tools cannot.

  - Project Builder: The new Project Builder feature facilitates rapid and easy deployment of the MicroStrategy platform through a three-step wizard-driven setup process. Business intelligence application developers can now get from install to report faster than any other comparable business intelligence solution on the market.


  - MicroStrategy -SDK(TM) 7.1 Java(TM) edition: MicroStrategy unveiled support for Java programming and Unix platforms with the MicroStrategy SDK(TM) 7.1 Java(TM) edition. MicroStrategy's comprehensive development environment for the MicroStrategy 7(TM) business intelligence platform provides integrated application development on multiple platforms, such as Unix and NT. The SDK is designed to seamlessly integrate with IBM WebSphere(R) Application Server, IBM's e-business application deployment environment built on open-standards based technology.

Released MicroStrategy CRM Applications(TM)

MicroStrategy's CRM applications provide the analytical backbone for operational CRM systems by integrating data contained in customer-facing systems. Through pre-packaged analytics, advanced segmentation capabilities and easy-to-use analytical workflows, corporations can derive deep insight to understand customer profiles and preferences and identify patterns of customer behavior.

     MicroStrategy 7 demonstrated outstanding scalability in IBM tests

     MicroStrategy 7 demonstrated a level of user scalability that allows companies to analyze and disseminate critical information to extremely large numbers of employees and partners. Conducted at the IBM Solution Partnership Center, the scalability tests showed MicroStrategy 7 supported up to 400,000 total users and 1200 concurrent users, with less than 30 seconds average response time per report.

     Launched new alliance program

     MicroStrategy launched a new set of alliance programs that provide companies with more tools for achieving success selling MicroStrategy's software. The new programs support a wider range of companies, provide more aggressive discounts, easy access to software, dedicated resources and free training.

Finance Commentary
------------------

     Eric F. Brown, president and chief financial officer of MicroStrategy Incoporated, made the following remarks regarding the Company's first quarter results. "Our operating results improved as a result of several initiatives that we put in place. We reduced operating expenses by approximately $5 million versus the fourth quarter of 2000."

Outlook and Financial Guidance Information
------------------------------------------

The following statements are subject to risks and uncertainties described at the end of this press release.

Management offers the following guidance for consolidated operations of MicroStrategy, including its Strategy.com subsidiary, for the quarter ending June 30, 2001:

     Revenue is expected to be in the range of $44 to $49 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $11 to $15 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.15 to $0.19 per share. The Company expects to take a charge of $15 to $25 million as a result of the restructuring initiatives that were announced earlier in April 2001.

Management offers the following guidance for the operations of core MicroStrategy, excluding its Strategy.com subsidiary, for the quarter ending June 30, 2001:

     Revenue is expected to be in the range of $42 to $46 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $5 to $7 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.07 to $0.09 per share.

Management offers the following guidance for the standalone operations of the Strategy.com subsidiary for the quarter ending June 30, 2001:

     Revenue is expected to be in the range of $2 to $3 million. Pro forma results of operations, excluding special charges, are expected to be a loss of approximately $6 to $8 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.08 to $0.10 per share.

Management offers the following guidance for the full year 2001:

     Consolidated revenue is expected to be in the range of $175 to $195 million. Pro forma earnings per share, excluding special charges, are expected to be a loss of approximately $0.57 to $0.63 per share. The Company expects to bring the core business results to breakeven by the end of 2001. The Company also expects that by the fourth quarter of 2001, the Strategy.com subsidiary will contribute, on a quarterly basis, a loss of approximately $0.05 per share or less to the consolidated earnings per share results.

The attached summary of financial highlights compares the 2001 first quarter results to the same period last year.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST). Investors can call (800) 659-1025, or for international (904) 779-4707, prior to 5:30 p.m. (EST). A replay will be available for 48 hours after the call at (800) 252-6030, or for international (402) 220-2491, with access code 8533311. Also, a live Webcast and replay can be accessed at the investor relation section of the MicroStrategy web site, www.microstrategy.com,
                                                         ---------------------
or from the StreetEvents site, www.streetevents.com.
                               --------------------

About MicroStrategy Incorporated

     MicroStrategy is a leading provider of business intelligence software for Global 5000 organizations. Since 1990, the company has specialized in helping businesses transform their extensive operational data into actionable information. MicroStrategy's business intelligence platform gives organizations solutions to their query, reporting, and advanced analytical needs, and distributes insight to users via Web, wireless, and voice.

     MicroStrategy 7(TM), the company's scalable business intelligence platform, is built specifically for the Internet era. Its pure-Web architecture provides Web reporting, security, performance and standards that are critical for deployment over the Web. Within intranets, the company's products provide employees with information to make better business decisions. In extranets, extended enterprises use MicroStrategy 7 to build stronger relationships by linking customers and suppliers via the Internet.

     MicroStrategy has approximately 1,250 enterprise-class customers including Lowe's Home Improvement Warehouse, AT&T Wireless Group, First Union Corporation and GlaxoSmithKline. MicroStrategy also has relationships with over 200 systems integrators, application development and platform partners including IBM, PeopleSoft, Compaq, Informatica and JD Edwards.

     MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.
                                         ----------------------------

                                      ###

MicroStrategy, MicroStrategy 7,MicroStrategy 7.1, MicroStrategy SDK 7.1 Java and MicroStrategy CRM Applications are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated (the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software on a timely basis; annual growth of the business intelligence software market of at least thirty percent; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.